                   As filed with the Securities and Exchange
                          Commission on June 4, 1999.

                                            REGISTRATION NO. __________________

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               ACQUIREU.COM, INC.
                 (Name of Small Business Issuer in its Charter)

          FLORIDA                     6770                  65-0909194
 (STATE OR JURISDICTION OF     (PRIMARY STANDARD          (IRS EMPLOYER
     INCORPORATION OR              INDUSTRIAL          IDENTIFICATION NUMBER)
       ORGANIZATION)           CLASSIFICATION CODE
                                    NUMBER

                             ----------------------

                           4901 NW 17th Way Suite 405
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 698-9377
         (Address And Telephone Number Of Principal Executive Offices)

           4901 NW 17th Way Suite 405, Fort Lauderdale, Florida 33309
(Address Of Principal Place Of Business Or Intended Principal Place Of Business)

                             ----------------------

                                DOUGLAS E. GREER
                            CHIEF EXECUTIVE OFFICER
                               ACQUIREU.COM, INC.
           4901 NW 17th Way Suite 405, Fort Lauderdale, Florida 33309
                                 (954) 698-9377
           (Name, Address And Telephone Number Of Agent For Service)

                             ----------------------

                          COPIES OF COMMUNICATIONS TO:

                            SHUSTAK JALIL AND HELLER
                               545 MADISON AVENUE
                               NEW YORK, NY 10022
                         TELEPHONE NO.: (212) 688-5900
                         FACSIMILE NO.: (212) 688-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                                 CALCULATION OF REGISTRATION FEE

------------------------------------ -------------------- ------------------- -------------------- ----------------------
     TITLE OF EACH CLASS OF              AMOUNT TO BE       PROPOSED MAXIMUM         PROPOSED              AMOUNT OF
  SECURITIES TO BE REGISTERED             REGISTERED         OFFERING PRICE           MAXIMUM          REGISTRATION FEE
                                                              PER SHARE             AGGREGATE
                                                                                 OFFERING PRICE
------------------------------------ -------------------- ------------------- -------------------- ----------------------
Common Stock, $0.001 par value              100,000              $1.00               $100,000                $28.00
----------------------------------- --------------------- ------------------- -------------------- ----------------------

----------------------------------- --------------------- ------------------- -------------------- ----------------------
Total                                       100,000              $1.00               $100,000                $28.00
----------------------------------- -------------------- ------------------- --------------------- ----------------------

Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2

Item No.       Required Item                  Location of Caption in Prospectus
-------------------------------------------------------------------------------
1.       Forepart of the Registration         Cover Page; Outside
         Statement and Outside Front          Front Page of
         Cover of Prospectus                  Prospectus

2.       Inside Front and Outside Back        Inside Front and
         Cover Pages of Prospectus            Outside Back Cover
                                              Pages of Prospectus

3.       Summary Information and Risk         Prospectus Summary;
         Factors                              Risk Factors

4.       Use of Proceeds                      Use of Proceeds

5.       Determination of Offering Price      Prospectus Summary -
                                              Determination of Offering Price;
                                              Risk Factors

6.       Dilution                             Dilution

7.       Selling Security Holders             Not Applicable

8.       Plan of Distribution                 Plan of Distribution

9.       Legal Proceedings                    Legal Proceedings

10.      Directors, Executive Officers,       Management
         Management and Promoters
         and Control Persons

11.      Security Ownership of Certain        Principal Shareholders
         Beneficial Owners and Management

12.      Description of Securities            Description of
                                              Securities

13.      Interest of Named Experts and        Legal Matters; Experts
         Counsel

14.      Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities       Statement as to Indemnification

15.      Organization within Last Five        Management, Certain Transactions
         Years

16.      Description of Business              Proposed Business

17.      Management's Discussion and
         Analysis or Plan of Operation        Plan of Operation

18.      Description of Property              Proposed Business

19.      Certain Relationships and            Certain Transactions
         Related Transactions

20.      Market for Common Equity and         Prospectus Summary, Market for
         Related Stockholder Matters          Registrant's common stock and
                                              Related Stockholder's Matters;
                                              Shares Eligible for Future Sale

21.      Executive Compensation               Management

22.      Financial Statements                 Financial Statements

23.      Changes in and Disagreements         Not Applicable
         with Accountants on Accounting
         and Financial Disclosure

PART II

24.      Indemnification of Directors         Indemnification of
         and Officers                         Directors and Officers

25.      Other Expenses of Issuance and       Other Expenses of
         Distribution                         Issuance and Distribution

26.      Recent Sales of Unregistered         Recent Sales of Unregistered
         Securities                           Securities

27.      Exhibits                             Exhibits

28.      Undertakings                         Undertakings

                   Subject To Completion, Dated June 4, 1999

INITIAL PUBLIC OFFERING PROSPECTUS

                               ACQUIREU.COM, INC.

                         100,000 SHARES OF COMMON STOCK
                                $1.00 PER SHARE

         We are offering for sale 100,000 shares of common stock, $.001 par value per share, at a purchase price of $1.00 per share. The shares shall be sold exclusively by us on a best-efforts basis for a period of ninety days, which may be extended an additional ninety days. There is no minimum offering.

         Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of such rule. Under SEC Rule 3a51-1(d) under the Securities Exchange Act of 1934, the securities being offered hereto constitute penny stock, and as such, certain sales restrictions apply to these securities. Up to 80% of the offering may be purchased by our officers, directors, our current shareholders and any of their affiliates or associates.

         We are offering these shares ourselves solely through our president, Mr. Douglas E. Greer, without the use of a professional underwriter. We will not pay commissions on stock sales.

         No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

                           LIMITED STATE REGISTRATION

          Initially, our securities may be sold in New York State and Florida only (although we are considering registering the shares in other states) pursuant to exemption from registration provisions contained in Sections 359-e, New York Codes, and Section 517.061(11), Florida Statutes. See "Risk Factors" for a discussion of the resale limitations that result from this limited state registration.

         This is a highly risky investment. We have described these risks under the caption "Risk Factors" beginning on page 9.

         None of the Securities and Exchange Commission, any state securities commission, or any other government agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Offering Information

                                                      Per share        Total
                                                      ---------     -----------
   Initial public offering price                        $1.00       $100,000.00
   Underwriting discounts/commissions (1)               $ .00       $       .00
   Estimated offering expenses (1)                      $ .00       $       .00

   Net offering proceeds to Acquireu.com, Inc.(2)       $1.00       $100,000.00

(1) We will pay all offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $10,028 from the money in our treasury.

(2) Under the terms of an escrow agreement, upon receipt by us, your funds will immediately be deposited in the escrow account which will be maintained by *. All your checks or money orders must be made payable to Acquireu.com, Inc. and *, as escrow agent.

          This initial public offering prospectus is dated _________.

                              TABLE OF CONTENTS

LIMITED STATE REGISTRATION............................cover page of prospectus
PROSPECTUS SUMMARY...........................................................3
SUMMARY FINANCIAL INFORMATION................................................5
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419........................6
RISK FACTORS.................................................................9
     Anticipated Change in Control and Management............................9
     No Acquisition Candidate Identified.....................................9
     No Use of Consultants...................................................9
     No Access to Your Funds while Held In Escrow............................9
     Failure of Sufficient Number of Investors to Reconfirm Investment.......9
     Extremely Limited Capitalization.......................................10
     No Transfer of Escrowed Securities.....................................10
     Unspecified Industry and Acquired Business; Unascertained Risks........10
     Conflict of Interest - Management's Fiduciary Duties...................11
     Possible Disadvantages of Blank Check Offering.........................11
     Lack of Diversification................................................12
     Regulation.............................................................12
     Taxation...............................................................12
     Control by Present Management and Shareholders.........................12
     Limitations on Share Resale............................................13
     No Underwriter.........................................................13
     Opting Out of Some Provisions of Florida Law...........................13
DILUTION....................................................................13
USE OF PROCEEDS.............................................................15
CAPITALIZATION..............................................................16
PROPOSED BUSINESS...........................................................16
PLAN OF OPERATION...........................................................21
RELATED PARTY TRANSACTIONS..................................................22
DESCRIPTION OF CAPITAL STOCK................................................23
SHARES ELIGIBLE FOR FUTURE SALE.............................................24
MANAGEMENT..................................................................25
PRINCIPAL SHAREHOLDERS......................................................28
CERTAIN TRANSACTIONS........................................................28
WHERE CAN YOU FIND MORE INFORMATION?........................................29
MARKET FOR OUR COMMON STOCK.................................................29
REPORTS TO STOCKHOLDERS.....................................................30
PLAN OF DISTRIBUTION........................................................30
LEGAL PROCEEDINGS...........................................................33
LEGAL MATTERS...............................................................33
EXPERTS.....................................................................33
FINANCIAL STATEMENTS.......................................................F- 1

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there has been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

         Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.


                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                               Acquireu.com, Inc.

         We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with a business or company operating in the Internet industry. None of our officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with any possible acquisition candidate for us. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. We have not identified any specific business or company for investigation and evaluation for a merger with us.

         Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at 4901 NW 17th Way Suite 405, Fort Lauderdale, Florida. Our phone number is (954) 698-9377.

                                  The Offering


Securities offered                                100,000 shares of common
                                                  stock, $0.001 par value,
                                                  being offered at $1.00 per
                                                  share. (See "Description of
                                                  Capital Stock".)

Common stock outstanding                          917,500 shares
prior to the offering

Common stock to be                                1,017,500 shares
outstanding after the offering


Offering Conducted in Compliance with Rule 419

         We are a blank check company, and consequently this offering is being conducted in compliance with Rule 419. You have certain rights and will receive the substantive protection provided by the Rule. To that end:

         o The securities purchased by you and other investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed.

         o Before the acquisition can be completed and before the funds can be released to us and securities can be released to you, we are required to update the registration statement with a post-effective amendment.

         o Within the five days after the effective date, we are required to furnish you with the prospectus containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and our business, including audited financial statements.

         o According to Rule 419, you must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor or alternately, require the return of your investment, minus certain deductions.

         o If you or any investor does not make any decision within this 45 day period, we will automatically return your investment funds.

         o The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the date of this prospectus, all of your funds in the escrow account must be returned to you. If the offering period is extended to our 6 month limit, we will have only 12 months in which to close a merger or acquisition.

Risk Factors

         Investments in our securities are highly speculative, involve a high degree of risk, and should be purchased only by you if you can afford to lose your entire investment. See "Risk

Factors" for special risks concerning us and "Dilution" for information concerning dilution of the book value of your shares from the public offering.

Determination of Offering Price

         The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         o    Estimates of our business potential
         o    Our limited financial resources
         o The amount of equity desired to be retained by present shareholders
         o    The amount of dilution to the public
         o    The general condition of the securities markets


Use of Proceeds

         Of the $100,000 offering proceeds deposited into the escrow account, 10% or $10,000 may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule
419. However, we do no intend to request release of these funds from the escrow account. Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419. The funds will remain in the non-interest bearing escrow account maintained by ____________________, which ________________ is to act as escrow agent under
Rule 419. No portion of the funds will be expended to acquire an acquisition candidate. The funds will be transferred to the acquisition candidate once a business combination is closed. To the extent that our common stock is used as consideration to close a business combination, the balance of the funds expended will be used to finance the operation of the acquisition candidate.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances under which this policy, through its own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that a portion of the funds released from escrow will be used to pay the $25,000 accrued salary to our president.

                         SUMMARY FINANCIAL INFORMATION

*

             YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         o First, we must execute an agreement for an acquisition meeting certain prescribed criteria.

         o Second, we must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         o Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors in this offering must elect to remain investors.

         After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         Accordingly, we have entered into an escrow agreement with * which provides that:

         o The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, but we are not exercising our right to obtain these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         o All securities issued for the offering and any other securities issued to such securities, including securities issued to stock split, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

         o Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria

         Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment

         Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

         The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

         o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

         o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

         o If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

         o The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.

         o If a closed acquisition has not occurred by ______________ (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release Of Securities And Funds

         The funds will be released to us, and the securities will be released to you, only after:

         o The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

               o We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

               o    The post-effective amendment has been declared effective.

               o We have satisfied all of the prescribed conditions of the reconfirmation offer.

               o The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

                                  RISK FACTORS

         There is a high degree of risk associated with an investment in our company. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before acquiring the shares.

Anticipated Change in Control and Management.

         Upon the successful completion of a business combination, we anticipate that we will have to issue to the acquisition candidate our authorized but unissued common stock which, when issued, will comprise a majority of our then issued and outstanding shares of common stock. Therefore, we anticipate we will experience a change of control upon the closing of a business combination. In addition, our current manager and director will resign. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets or property being acquired.

No Acquisition Candidate Identified.

         As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospectus for achieving our intended business objectives.

No Use of Consultants.

         We will not hire outside consultants to help us find an acquisition candidate. Because management has little experience in managing companies similar to us, the non-use of outside consultants may increase our difficulties in finding an acquisition candidate.

No Access to Your Funds while Held In Escrow.

         You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds. If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest.

Failure of Sufficient Number of Investors to Reconfirm Investment.

         A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis.

         Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates. Shares purchased by such insiders will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm the investment. It is likely that such insiders will elect to reconfirm a proposed business combination reducing or eliminating your effect on the outcome of the 80% required reconfirmation.

Extremely Limited Capitalization.

         As of May 31, 1999, there were $* of assets and $* of liabilities. There was $28,500 available in our treasury as of May 31, 1999. Upon the sale of all the shares in this offering, we will receive net proceeds of approximately $100,000, all of which must be deposited in the escrow account. We will receive the funds in the event a business combination is closed in accordance with Rule 419. It is anticipated that these funds will be used to pay the $25,000 of the accrued salary to our President. The costs of conducting our business activities will be paid by the money in our treasury or advances from management. Assuming suitable prospects are identified, if ever, we may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, we may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. Such financing will not occur without shareholder approval

No Transfer of Escrowed Securities.

         No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

Unascertained Risks.

         In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small, blank check companies.

Conflict of Interest - Management's Fiduciary Duties.

         A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. You should note that management can purchase up to 80% of the stock in this offering and thus may own 57.00% of us after the offering is completed. Our management would therefore have continuing control. Further, management's interest in their own financial benefit may at some point compromise their fiduciary duty to you. No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter.

         Our directors and officers are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exist potential conflicts of interest including allocation of time between us and such other business entities.


         We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, promoters, affiliates or associates.

Possible Disadvantages of Blank Check Offering.

         Our business will most likely involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for our shares. A company which seeks our participation in attempting to consolidate our operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include:

         o    Time delays

         o    Significant expense

         o    Loss of voting control

         o The inability or unwillingness to comply with various federal and state laws enacted for your protection

         In making an investment in us, you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. You may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out transaction.

Lack of Diversification.

         In the event we are successful in identifying and evaluating a suitable business combination, we will in all likelihood, be required to issue our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, we will only negotiate one acquisition or merger.

Regulation.

         Although we will be subject to regulation under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), management believes we will not be subject to regulation under the Investment Company Act of 1940. The regulatory scope of the Investment Company Act of 1940 was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. We believe that our principal activities will not subject us to regulation under the Investment Company Act. Nevertheless, we might be deemed to be an investment company. The offering funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event we are deemed to be an investment company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940.

Taxation.

         In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

Control by Present Management and Shareholders.

         Assuming the sale of all the shares offered, and the purchase of 80% of such shares by management, the shares of common stock purchased by the public will represent 1.97% of our outstanding common stock after the completion of this offering. Therefore, our present stockholders will own a 98.03% interest in us and will continue to be able to elect our directors, appoint our officers, and control our affairs and operations. Our articles of incorporation do not provide for cumulative voting.

Limitations on Share Resale.

         Initially, our securities may be sold in New York State and the State of Florida only (although we are considering registering the shares in other states), and may be resold by you in New York and Florida only until a resale exemption is available in other states.

No Underwriter.

         We are selling the shares through our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

Opting Out of Some Provisions of Florida Law.

         We have elected to opt out of the affiliated transactions provision of Florida law. This means that our transactions with management and persons or entities that control or are controlled by management do not have to be done in a manner required under that provision. The provision generally requires approval by non-affiliated parties. Nonetheless, we have adopted certain policies concerning affiliated transactions, as described in the section entitled Related Party Transactions. These policies have substantially the same effect as the statute. We have elected to opt out of the control share acquisition provision of Florida law. This means that a future issuance of shares having 20% or more of the aggregate number of votes that can be cast on any matter by our shareholders does not have to be done in a manner required under that provision, which in general requires shareholder approval of such a transaction.

                                    DILUTION

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

         As of May 31, 1999, our net tangible book value was $33,175 or $0.04 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 100,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of May 31, 1999, would have been $121,175 or $.12 per share. This represents an immediate increase in net tangible book value of $0.08 per share to existing shareholders and an immediate dilution of $0.88 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                          $1.00
Net tangible book value per share before offering                        $0.04
Pro-forma net tangible book value per share after offering               $0.12
Increase per share attributable to new investors                         $0.08
Pro-forma dilution per share to new investors                            $0.88

   Number of Shares Before           Money Received For Shares         Net Tangible Book Value Per
          Offering                        Before Offering                  Share Before Offering
          --------                        ---------------                  ---------------------
          917,500

  Total Number of Shares After          Total Amount Of Money            Pro-Forma Net Tangible Book
          Offering                       Received For Shares           Value Per Share After Offering
          --------                       -------------------           ------------------------------

         1,017,500

Pro-Forma Net Tangible Book            Net Tangible Book Value                    Pro-Forma
Value Per Share After Offering        Per Share Before Offering        Increase Per Share Attributed To
------------------------------        -------------------------             Shares Offered Hereby
                                                                          ---------------------

Public Offering Price Per Share     Pro-Forma Net Tangible Book        Pro-Forma Dilution to Public
-------------------------------     Value Per Share After Offering             (Your Dilution)
                                    ------------------------------             ---------------
            $1.00

         As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

------------------------- -------------------- ------------------------- ----------------------
                              Shares Purchased      Percentage of Equity    Total Consideration
------------------------- -------------------- ------------------------- ----------------------
New Investors                      100,000                      9.83%               $100,000
------------------------- -------------------- ------------------------- ----------------------
Existing shareholders              917,500                     90.17%
------------------------- -------------------- ------------------------- ----------------------

                                USE OF PROCEEDS

         The gross proceeds of this offering will be $100,000. Under Rule 419, after all of the shares are sold, 10% of the funds ($10,000) may be released from escrow to us. We do not intend to request release of these funds. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the sale of all the shares in this offering, $100,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                              Assuming Maximum Offering
                                              Amount            Percent
         Escrowed funds pending
         business combination (1)(2)        $100,000               100%
                                            --------               ----
         Total                              $100,000               100%


(1) Does not include the estimated $10,028 of offering expenses. We will pay all offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees from the money in our treasury.

(2)  We will not request a release of 10% of these funds under Rule 419.

         It is anticipated that a portion of the funds released from escrow will be used to pay the $25,000 accrued salary to our president. If less than the maximum proceeds are raised, a greater portion of this accrued liability will have to be borne by the acquisition candidate as a condition of the merger. Management believes that this is in our best interest as a company, because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

         Other than the $25,000 in accrued salary to our president, no compensation will be paid or due or owing to any officer or director until after a business combination is closed.

         The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation by your. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by _________________________________.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of May 31, 1999, and pro-forma as adjusted to give close to the sale of 100,000 shares offered by us.

-------------------------------------------------------------------------------
                                       Actual                       As Adjusted
                                       ------                       -----------
Long-term debt
Stockholders' equity:
  Common stock, $.001 par value;
  authorized 50,000,000 shares,
  issued and outstanding
  917,500 shares and 1,017,500
  shares, pro-forma as adjusted

Additional paid-in capital
Deficit accumulated during the
  development period
Total stockholders equity
Total Capitalization

                               PROPOSED BUSINESS

History and Organization

         We were organized, under the laws of the State of Florida on April 5, 1999. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination in the Internet Industry. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.

         Our initial public offering will comprise 100,000 shares of common stock at a purchase price of $1.00 per share.

         We are filing this registration statement in order to initiate a public offering for our securities.

Operations

         We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination in the Internet Industry rather than to pursue immediate, short-term earnings.

         We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into. Cost overruns may be borne by management.

         We may seek a business combination in the Internet industry in the form of firms which:

         o    Have recently commenced operations
         o Are developing companies in need of additional funds for expansion into new products or markets
         o    Are seeking to develop a new product or service
         o Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital

         A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

         o    Time delays
         o    Significant expense
         o    Loss of voting control
         o    Compliance with various federal and state securities laws

         We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

         Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

         Upon closing of a business combination, there will be a change in control which will result in the resignation of our present officers and directors.

         Our officer or director has had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in the Internet industry which is an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

         We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

         o    General economic conditions.
         o    Rapid technological advances being made in the Internet industry.
         o    Shortages of available capital.

Such perceived benefit of a publicly traded corporation may include:

         o Facilitating or improving the terms on which additional equity financing may be sought.
         o    Providing liquidity for the principals of a business.
         o Creating a means for providing incentive stock options or similar benefit to key employees.
         o Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

         The analysis of business combinations will be undertaken by us under the supervision of our officer and director, who is not a professional business analyst.

         Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

         Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and your must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

         In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

         o    The nature of the acquisition candidate
         o    The respective needs and desires of us and other parties
         o    The management of the acquisition candidate opportunity
         o The relative negotiating strength of us and such other management

         You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our directors and officers will, as part of the terms of the acquisition transaction, resign as directors and officers.

         Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officer and director has agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

         We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

         If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

         We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

         We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

         We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Finding a Business Combination

         Our management will actively search for potential acquisition candidates through internet web-sites where companies post their intentions to be acquired. In addition, we are going to have our own web-site under the URL address of acquireu.com so that companies seeking to be acquired can find us directly. Our web-site will allow those companies to answer a due diligence questionnaire, which would provide us with the information necessary to review and analyze potential candidates. We may also decide to advertise our intention to acquire a company in the Internet industry in the form of ads in legal or other publications. The cost of such advertising will be paid from the money in our treasury, and if additional funds are required, such cost will be assumed by management.

Employees

         We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five (5) and twenty (20) hours per week. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities

         We are presently using the office of Douglas E. Greer, 4901 NW 17th Way Suite 405, Fort Lauderdale, Florida 33309 (954) 698-9377, at no cost as our office. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no such written agreement between us and Mr. Greer. We presently own no equipment, and do not intend to own any upon completion of this offering.

Year 2000 Issues

         Because we currently have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

                               PLAN OF OPERATION

         We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date which have been funded by our current shareholders and management, are $10,000 plus the $28.00 SEC filing fee paid in 1999. We also owe $25,000 in salary to our management. We expect this obligation to be paid by the acquisition candidate as part of the acquisition agreement.

         Substantially all of our expenses that will be funded from the money in our treasury or if additional funds are required that may be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management may agree to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

         We may seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.

         We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.

                           RELATED PARTY TRANSACTIONS

         A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. You should note that our present shareholders can purchase up to 80% of the stock in this offering and thus may own 80% of us after the offering is completed. They would therefore have continuing control. Further, management's interest in their own financial benefit may at some point compromise their fiduciary duty to you. Any remedy available under the laws of Florida, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

         Neither our officer, director, or promoters, and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

         We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officers, directors, promoter or affiliate or associate, except as follows:

         o We owe our president, Douglas E. Greer, $25,000 in salary. The acquisition candidate must agree to pay this debt in the acquisition agreement.

         Our director and officer is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

         Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.

                          DESCRIPTION OF CAPITAL STOCK

--------------------------------------- ---------------------------------------
  Authorized Capital Stock Under Our      Shares Of Capital Stock Outstanding
      Articles Of Incorporation                       After offering
--------------------------------------- ---------------------------------------
  50,000,000 shares of common stock       1,017,500 shares of common stock
                                            - assuming allshares are sold
--------------------------------------- ---------------------------------------

         All significant provisions of our capital stock are summarized in this prospectus. However, the following description isn't complete and is governed by applicable Florida law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

You have voting rights for your shares.

         You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

You have dividend rights for your shares.

         You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of directors out of the assets and funds available, based upon your percentage ownership of us. Florida law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business.

         If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

         We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

Our board of directors can issue preferred stock at any time with any legally permitted rights and preferences without your approval.

         Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

         o    Voting
         o    Dividend
         o    Required or optional repurchase by us
         o    Conversion into common stock, with or without additional payment
         o Payments preferred stockholders will receive before common stockholders if we go out of business

         The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

 Transfer Agent and Registrar

         We are the transfer agent and registrar for our stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Of the shares outstanding after the offering, the 100,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our directors, executive officers or other persons or entities that they control or who control them. Our directors, executive officers, and persons or entities that they control or who control them will be able to sell shares of stock so long as they do so without violating SEC rule 144. The remaining 917,000 outstanding shares have certain piggy back registration rights at our sole option and may only be sold under the rule 144 until such time as they are registered. We have made no guarantees to any of our existing shareholders that we will, in fact register their shares and their shares, nor are their shares being registered in this offering.

         Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in an amount limited to the greater of:

         o    1% of our outstanding shares of common stock
         o The average weekly trading volume in our common stock during the four calendar weeks preceding a sale

Sales under the rule also must be made without violating:

         o Manner-of-sale provisions - in the market through a broker at current market prices
         o    Notice requirements - forms must be filed with the SEC
         o Requirement of availability of public information about us - current in filing required SEC reports.

         We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the offering. It is likely that sales of substantial amounts of our common stock in the public market could drive our stock price down.

                                   MANAGEMENT

         The following table and subsequent discussion sets forth information about our director and executive officer, who will serve in the same capacity with us upon completion of the offering, but will resign upon the closing of the merger. Mr. Greer was elected to serve as a director and President on May 10, 1999.

Name                        Age          Title
----                        ---          -----

Douglas E. Greer            39           President, Treasurer and Director


         Douglas E. Greer serves as our President and sole member of the Board of Directors. Mr. Greer's responsibilities will include management of our operations as well as our administrative and financial activities. Since January 1996, Mr Greer is a Licensed Mortgage Broker and has served as President of Merlin Ventures, Inc., D.B.A. Mortgage 2000, a licensed mortgage lending organization providing "one-stop" shopping and "point-of-sale" financing for home buyers of residential real estate. Responsibilities include formulation and development of operations and acquisitions management, marketing of loan products, management of Loan Origination function, network implementation and administration, and strategic planning and operations. From January 1994 to November 1995 Mr. Greer served as Senior Vice President of SC Funding, Corporation, Costa Mesa, Calfornia, his responsibilities included management of secondary marketing department pipeline & risk management, product development, investor relations (including FNMA,FHLMC,GE Capital and warehouse lenders), MBS trading and corporate strategic planning. (loan pipeline $200,000,000 with annual loan production of $1,200,000,000). From July 1992 tojanuary 1994 Mr Greer Served as Executive Vice President of Affordable Mortgagee Corp., Wappingers Falls, New York, his responsibilities: manager secondary marketing department, manager closing & shipping department supervisor of post closing & document control department, supervision of computer processing/closing and pipeline control system, "Supervisor Novell Network" (Company Annual loan production $175,000,000).

         Mr. Greer attended University of Miami, Coral Gables, Florida, majoring in Business Administration and Finance. Mr. Greer's Additional Professional Experience Include From 1983-1986 Mr . Greer was a Registered Representative N.A.S.D. Advest Inc. Hallandale Fl., From 1980-1982 Mr. Greer was a Loan Officer Bank Of Boston Mortgage Corp.(S.W.D.) Miami, Fl

         Mr. Greer has working knowledge of computer networks and advanced communication systems, software and software development experience, extensive experience in corporate asset acquisition transactions, financing strategies, contracts and corporate strategic management and planning. His INFORMATION SYSTEMS EXPERIENCE includes: Software: Windows NT 4.0,Novell Netware 3.1 1, Lotus, Microsoft Excel, Windows95/98, Word, Access, Publisher, DOS, PC Anywhere, facsys, Fox Pro, 4.0 Desk Top Publishing Mortgage, Software: Contour, T.I.M.E., Mortgage Flex., FICS, Genesis 2000, Act 4.0, Hardware: Working knowledge of computer network design, wiring, installation PC construction, enhancement and repair remote printing, T- I and IS DN digital data transfer and communication systems and hardware.

         Our director will hold office until the next annual meeting of shareholders and the election of his successor. Our Director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

 Executive Compensation

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the fiscal year ended December 31, 1998, by our executive officer or others whose salary and bonus for fiscal year 1998 exceeded $100,000.

                           Summary Compensation Table
                         Long-Term Compensation Awards

Name and Principal Position     Annual Compensation - 1998
---------------------------     --------------------------
                                Salary ($)       Bonus ($)       Number of Shares Underlying
                                ----------       ---------               Options (#)
                                                                         -----------
Douglas E. Greer, President        None             None                    None

         We have agreed orally to pay Douglas E. Greer $25,000 of salary for all services rendered and to be rendered from May 10, 1999 until the acquisition closes. This debt will be assumed and paid by the acquisition candidate.

         Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

         o    Consulting Fees
         o    Finders' Fees
         o Sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof
         o Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

         These provisions are the subject of a written agreement between management and our current stockholders and us. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.

Blank Check Companies

         Our management has not been involved in any previous blind pool or blank check offerings

Management Involvement

         We have conducted no business as of yet. Mr. Greer will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances and searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates.

Management Control

         Management may not divest themselves of ownership and control of us prior to the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.

 Statement Concerning Indemnification

         Our director is bound by the general standards for directors provisions in Florida law. These provisions allow our directors in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

         We have agreed to indemnify all our directors, meaning that we will pay for damages they incur for properly acting as directors. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information about our current shareholders. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 1,017,500 shares of common stock outstanding following the offering:

                                    Shares Owned                          Percentage
                       Before offering    After offering       Before offering    After offering
                       ---------------    --------------       ---------------    --------------
Douglas E. Greer.          500,000           500,000                54.50%             49.14%

All directors and          500,000           500,000                54.50%             49.14%
officers as a
group - 1 person

         Mr. Greer may be deemed our promoter, as that term is defined under the Securities Act.

                              CERTAIN TRANSACTIONS

         The following table sets forth information regarding all securities sold by us since our inception on April 5, 1999.

--------------------------------------- --------- --------------------- ------------ ----------------
     Class Of Purchasers                 Date Of   Title Of Securities   Number Of      Aggregate
                                          Sale                           Securities   Purchase Price
                                                                                       And Form Of
                                                                                      Consideration
--------------------------------------- --------- --------------------- ------------ ----------------
  Douglas E. Greer                       4/06/99      Common Stock        500,000       $5,000.00
  Michael William                        4/06/99      Common Stock         50,000         $500.00
  Cordell Adams                          4/06/99      Common Stock         25,000         $250.00
  Donat C. Aubuchon                      4/06/99      Common Stock         12,500         $125.00
  Laurie C. Aubuchon                     4/06/99      Common Stock         12,500         $125.00
  Anthea Bojar                           4/06/99      Common Stock         12,500         $125.00
  Kenneth Burdin and Lois Peterson       4/06/99      Common Stock         25,000         $250.00
  Kenneth Burdin                         4/06/99      Common Stock         25,000         $250.00

  Daniel Cohen                           4/06/99      Common Stock         25,000         $250.00
  Marvin Davis                           4/06/99      Common Stock         12,500         $125.00
  Ernest and Pauline Fermanis            4/06/99      Common Stock         12,500         $125.00
  Gary Kania                             4/06/99      Common Stock         25,000         $250.00
  Prakash Patel                          4/06/99      Common Stock         25,000         $250.00
  Sanjay Patel                           4/06/99      Common Stock         25,000         $250.00
  Hudson Powell                          4/06/99      Common Stock         25,000         $250.00
  Rick Gates Ireland                     4/06/99      Common Stock         25,000         $250.00
  Joseph Sussman                         4/06/99      Common Stock         25,000         $250.00
  David Baddour                          4/06/99      Common Stock          5,000          $50.00
  Ronald and Elizabeth Krochak           5/04/99      Common Stock         50,000      $25,000.00

         All sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

                      WHERE CAN YOU FIND MORE INFORMATION?

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                          MARKET FOR OUR COMMON STOCK

         Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There is currently one holder of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in
Section 4(2) of the Securities Act. Assuming management purchases 80% of the shares in this offering, which is their current intention, current shareholders will own 80% of the outstanding shares upon completion of the offering. As a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

         Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 917,500 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the shares being offered hereto are sold, the holders of the restricted securities may each sell a portion of their shares during any three (3) month period after April 6, 2000. In addition, the holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date. We are offering 100,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $0.88 per share.

                            REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31st.

                              PLAN OF DISTRIBUTION

         We offer the right to subscribe for 100,000 shares at $1.00 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

         Our President plans to distribute prospectuses related to this offering. We estimate approximately 100 to 200 prospectuses shall be distributed in such a manner. He intends to distribute prospectus to acquaintances, friends and business associates.

         The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         o He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
         o He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
         o    He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.
         o    He will restrict his participation to the following activities:
               1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;
               2. Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
               3. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         Neither we nor anyone acting on our behalf including our shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary Determination of Offering Price

         The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

         o    The lack of operating history
         o    The proceeds to be raised by the offering
         o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders
         o    The current market conditions in the over-the-counter market

Possible Lack of Market for Your Shares

         Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock of us and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officers after the closing of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.

Method of Subscribing

         Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

         Our officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by them shall not exceed 80% of the number of shares sold in this offering. Shares purchased by our officers, directors and principal shareholders will be acquired for investment purposes and not with a view toward distribution.

Expiration Date

         This offering will expire 90 days from the date of this prospectus, or 180 days from the date of this prospectus if extended by us.

                               LEGAL PROCEEDINGS

         We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                 LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Shustak Jalil and Heller, New York, New York.

                                    EXPERTS

         Our financial statements as of May 31, 1999, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Harvey Judkowitz, independent certified public accountant, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                               ACQUIREU.COM, INC.

                          Audited Financial Statements

                                                                          Page
                                                                          ----
Balance Sheet at May 31, 1999............................................. F-2
Report of Independent Auditors............................................ F-3
Notes to Financial Statements............................................. F-4

                               ACQUIREU.COM, INC.
                                 BALANCE SHEET
                                  MAY 31, 1999

                                     ASSETS

      Current assets
      Cash                                                       $ 28,175
      Prepaid registration fees                                     5,000
                                                                 --------

           Total current assets                                    33,175
                                                                 --------

                                                                 $ 33,175
                                                                 ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

      Stockholders' equity
      Common  stock, 50,000,000 shares par value $.001
         authorized, 867,500 shares
         issued and outstanding and 50,000 shares
         subscribed and unissued                                 $    918
      Additional paid-in capital                                   32,757
                                                                 --------
                                                                   33,675
      Less subscriptions receivable                                  (500)
                                                                 --------

                                                                 $ 33,175
                                                                 ========


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS

The Board of Directors
ACQUIREU.COM, INC.

I have audited the accompanying balance sheet of ACQUIREU.COM, INC. as of May 31, 1999 This financial statement is the responsibility of the Company=s management. My responsibility is to express an opinion on this financial statement based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of ACQUIREU.COM, INC.. as of May 31, 1999, in conformity with generally accepted accounting principles.



Harvey Judkowitz
Certified Public Accountant

Miami, Florida
June 3, 1999

                               ACQUIREU.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1999

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Business - The Company was incorporated in the state of Florida on April 5, 1999 and is in the business of conducting internet related activities. There was no activity with the Company during this period. .

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts. Actual amounts could differ from those estimates.

Cash equivalents - Cash equivalents include nonequity short-term investments with original maturity dates of 90 days or less.

NOTE 2: CAPITAL TRANSACTIONS

The Company received subscriptions for 917,500 shares of its common stock for a total of $33,675.All but $500 for 50,000 shares had been received at May 31. The remaining $500 was received on June 1, 1999.

NOTE 3: PREPAID REGISTRATION EXPENSES

The Company has prepaid registration expenses in the amount of $5,000 in connection with a common stock offering of 100,000 shares for $100,000. If the offering is successful, the $5,000 will be offset against additional paid in capital. if the offering is not successful, the amount will be charged to operations.

                  -----------------------------------------

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by Acquireu.com, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                     ---------------------



     Until ______________, 1999 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.



                              ACQUIREU.COM, INC.

                               100,000 Shares of
                                 Common Stock



                                 -------------

                                  PROSPECTUS
                                 -------------





                               __________, 1999

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The information required by this Item is incorporated by reference to "Management Statement Concerning Indemnification" in the Prospectus herein.

Item 25. Other Expenses of Issuance and Distribution.

                                                     Amount to be Paid
                                                     -----------------
SEC Registration Fee                                      $   28
Blue Sky Fees and Expenses                                $1,000
Legal Fees and Expenses                                   $5,000
Printing and Engraving Expenses                           $1,000
Accountants' Fees and Expenses                            $1,500
Miscellaneous                                             $1,500
                                                          ------
Total                                                    $10,028

         The foregoing expenses, except for the SEC fees, are estimated.

Item 26. Recent Sales of Unregistered Securities.

         The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities Act:

         The following table sets forth information regarding all securities sold by us since our inception on April 5, 1999.

------------------------------------- --------- --------------------- ------------ ----------------
         Class Of Purchasers           Date Of   Title Of Securities    Number Of     Aggregate
                                         Sale                          Securities   Purchase Price
                                                                                      And Form Of
                                                                                     Consideration
------------------------------------- --------- --------------------- ------------ ----------------
  Douglas E. Greer                     4/06/99      Common Stock        500,000        $5,000.00
  Michael William                      4/06/99      Common Stock         50,000          $500.00
  Cordell Adams                        4/06/99      Common Stock         25,000          $250.00
  Donat C. Aubuchon                    4/06/99      Common Stock         12,500          $125.00
  Laurie C. Aubuchon                   4/06/99      Common Stock         12,500          $125.00
  Anthea Bojar                         4/06/99      Common Stock         12,500          $125.00
  Kenneth Burdin and Lois Peterson     4/06/99      Common Stock         25,000          $250.00
  Kenneth Burdin                       4/06/99      Common Stock         25,000          $250.00
  Daniel Cohen                         4/06/99      Common Stock         25,000          $250.00
  Marvin Davis                         4/06/99      Common Stock         12,500          $125.00
  Ernest and Pauline Fermanis          4/06/99      Common Stock         12,500          $125.00
  Gary Kania                           4/06/99      Common Stock         25,000          $250.00
  Prakash Patel                        4/06/99      Common Stock         25,000          $250.00
  Sanjay Patel                         4/06/99      Common Stock         25,000          $250.00
  Hudson Powell                        4/06/99      Common Stock         25,000          $250.00
  Rick Gates Ireland                   4/06/99      Common Stock         25,000          $250.00
  Joseph Sussman                       4/06/99      Common Stock         25,000          $250.00

  David Baddour                        4/06/99      Common Stock          5,000           $50.00
  Ronald and Elizabeth Krochak         5/04/99      Common Stock         50,000       $25,000.00

         All sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

Item 27. Exhibits.

The following exhibits are filed with this Registration Statement:

Number   Exhibit Name
------   ------------
1 Escrow Agreement in Accordance with Rule 419 under the Securities Act of 1933, as amended
3.1      Articles of Incorporation
3.2      By-Laws
4.1      Specimen Common Stock Certificate*
5        Opinion Regarding Legality*
24.1     Consent of Counsel*
24.2     Consent of Expert*

         *To Be Filed By Amendment

         All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

Item 28. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Fort Lauderdale, State of Florida, June 4, 1999.

                                        Acquireu.com, Inc.
                                        (Registrant)

                                        /s/ Douglas E. Greer
                                        ---------------------------------------
                                        Douglas E. Greer, President, Treasurer,
                                        and Director